UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 21,  2016

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Interactive Brokers Group, Inc. (the "Company") was held on April 21,  2016.

The stockholders voted on proposals to elect directors to the Company's Board of Directors (the "Board") and to ratify the appointment of Deloitte & Touche LLP as independent auditor.

All nominees for election to the Board were elected for a one year term expiring at the annual meeting of stockholders in the following year.  Each director will hold office until his successor has been elected and qualified or until the director's earlier resignation or removal.

The number of votes cast for or against and the number of abstentions with respect to each proposal is set forth below.  The Company's independent inspector of election reported the vote of the stockholders as follows:

Election of Directors (percentages shown are of the votes cast)
				Broker
	For	Against	Abstain	Non-Vote
Thomas Peterffy	363,994,571	20,449,507	11,426	13,571,497
	94.68%	5.32%	0.00%
Earl H. Nemser	367,095,328	17,343,910	16,266	13,571,497
	95.48%	4.52%	0.00%
Milan Galik	379,704,057	4,738,190	13,257	13,571,497
	98.76%	1.24%	0.00%
Paul J. Brody	373,573,870	10,867,075	14,559	13,571,497
	97.17%	2.83%	0.00%
Lawrence E. Harris	383,673,339	765,800	16,365	13,571,497
	99.80%	0.20%	0.00%
Hans R. Stoll	384,040,491	398,848	16,165	13,571,497
	99.89%	0.11%	0.00%
Richard Gates	384,041,892	397,445	16,167	13,571,497
	99.89%	0.11%	0.00%
Wayne H. Wagner	384,012,408	426,025	17,071	13,571,497
	99.88%	0.12%	0.00%

Stockholders approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, by a vote of 397,863,771 for; 149,822 against; and 13,408 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27,  2016

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary